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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002 relating to the financial statements, which appear in the 2001 Annual Report to Stockholders of Back Yard Burgers, Inc., which is incorporated by reference in Back Yard Burgers, Inc.'s Annual Report on Form 10-K for the year ended December 29, 2001.



                                       /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Memphis, Tennessee
January 23, 2003